UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/12/2018

SHEMN CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216465	37-1836726
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (323-985-4212)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On 11/29/18, we amended our articles of incorporation, to effect a 3 to 1 stock split for our company.  We held a special meeting on 11/01/18, at which the majority of shareholders approved the amendment to our articles of incorporation.

As a result of the Stock Split, every eight shares of issued and outstanding Common Stock will be automatically combined into three issued and outstanding shares of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Stock Split. The Stock Split will increase the number of shares of common stock from 2,030,000 to 6,090,000 shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will be adjusted to 225 million shares.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed or furnished as part of this report:

Exhibit

No.     Description

3.1*	Certificate of Amended Articles of incorporation, filed on 11/29/18 with the State of Nevada
5.1	Opinion letter of Joseph LaCome

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on 12/12/18.

SHEMN CORP.

  BY:                                               /S/ SUN KUI

                      Name:       SUN KUI
                Title:              President, Treasurer, Secretary and Director